UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 14, 2016

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 14, 2016, CorEnergy Infrastructure Trust, Inc. (the “Company”) issued a press release announcing that David Schulte, its Chief Executive Officer, will present at the Southwest IDEAS Investor Conference on Wednesday, November 16, 2016 at the InterContinental in Dallas, TX. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On November 11, 2016, the Company announced that Ultra Petroleum's subsidiary which is the tenant under the Lease for the Company’s Pinedale Liquids Gathering System (the “Pinedale LGS”) agreed to assume such lease without amendment, through a motion filed with the Bankruptcy Court. In exchange, the Company agreed to withdraw its damages claims and its motion to dismiss the Pinedale LGS tenant from the Ultra Petroleum bankruptcy proceedings. The Company maintains its right to assert claims in the future to protect the value of the Pinedale LGS. These agreements are subject to approval by the court.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

99.1	Press Release dated November 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: November 14, 2016	By:	/s/ David J. Schulte
David J. Schulte
President and CEO

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 14, 2016